Exhibit 99.1

Investor Contact
News Release	Stacy Roughan
Director, Investor Relations
DineEquity, Inc.
818-637-3632

Media Contact
Lucy Neugart
Sard Verbinen
415-618-8750

DineEquity, Inc. Announces Suspension of Common Dividend

Cash to be Used to Retire Company’s Consolidated Funded Debt

GLENDALE, Calif., December 11, 2008 — DineEquity, Inc. (NYSE: DIN), franchisor and operator of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, today announced that its Board of Directors suspended the payment of its quarterly cash dividend to common shareholders for the foreseeable future.  This reflects ongoing proactive steps DineEquity is taking to maximize its financial flexibility as the Company plans to reallocate the approximately $17 million in cash it has been paying out in annual dividends on common stock to opportunistically retire outstanding debt.

Julia A. Stewart, DineEquity’s chairman and chief executive officer, said, “Today’s financial market environment presents a unique opportunity for us to retire debt.  With this action, we expect to further accelerate the reduction of our consolidated funded debt.  Additionally, the Company expects to utilize proceeds generated by our asset disposition strategy for Applebee’s as well as excess free cash flow from operations to reduce overall debt levels.  We believe this is a prudent step that is expected to create value for shareholders over the long-term.”

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc. franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands.  With nearly 3,400 restaurants combined, DineEquity is the largest full-service restaurant company in the world.  For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

There are forward-looking statements contained in this news release. They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology, and include statements regarding the strategic and financial benefits of the acquisition of Applebee’s International, Inc., expectations regarding integration and cost savings, and other financial guidance. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new

DineEquity, Inc.

450 North Brand Blvd., 7th floor

Glendale, California 91203-4415

866.995.DINE

restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; risks associated with executing the Company’s strategic plan for Applebee’s; risks associated with the Company’s incurrence of significant indebtedness to finance the acquisition of Applebee’s; the failure to realize the synergies and other perceived advantages resulting from the acquisition; costs and potential litigation associated with the acquisition; the ability to retain key personnel after the acquisition; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies; or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP, International House of Pancakes and Applebee’s brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.